For Immediate Release	CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645

Endo Health Solutions Announces Receipt of Paragraph IV
Certifications for OPANA® ER
Endo will vigorously defend OPANA ER intellectual property rights

CHADDS FORD, Pa., Sept. 26, 2012 - Endo Pharmaceuticals Inc., a subsidiary of Endo Health Solutions. (Nasdaq: ENDP), announced today that the company has received Paragraph IV Certification Notices from Teva Pharmaceuticals and Amneal Pharmaceuticals each advising of the filing of Abbreviated New Drug Applications (ANDAs) for generic versions of OPANA® ER (Oxymorphone HCl).
Endo intends to vigorously defend OPANA ER's intellectual property rights and will pursue all available legal and regulatory pathways in defense of OPANA ER. The company is currently reviewing the details of these notices.
“With the decision last week by FDA to designate a reference listed drug for the new formulation of OPANA ER, we are not surprised by the receipt of the filing of ANDAs for a generic version of OPANA ER. OPANA ER remains an important growth driver for Endo and we expect the product to retain exclusivity for many years to come,” said Julie McHugh, chief operating officer of Endo Health Solutions. “We anticipate that over the next few months FDA will establish standards for developing abuse deterrant drugs that will require generic manufacturers to do additional studies for their ANDAs to be approved. We continue to believe that any ANDA referencing OPANA ER should contain data and information demonstrating that the proposed product is similarly crush-resistant to the reformulated OPANA ER. We also believe in OPANA ER's very strong patent estate, including patents currently under review by the U.S. Patent and Trademark Office. We expect these patents will be allowed shortly and will provide additional protection for the new formulation of OPANA ER.”
The Paragraph IV certification notices refer to U.S. Patent Nos. 8,075,872, 8,114,383, 8,192,722 and 7,851,482, which collectively cover the formulation and drug substance of OPANA ER, an opioid agonist indicated for the relief of moderate to severe pain in patients requiring continuous around-the-clock opioid treatment for an extended period of time. These patents are listed in the U.S. Food and Drug Administration's (FDA) Orange Book and expire in November 2023, August 2024, September 2025 and July 2029, respectively.

About Endo

Endo Health Solutions Inc. (Endo) is a US-based diversified healthcare company that is redefining healthcare value by finding solutions for the unmet needs of patients along care pathways for pain management, pelvic health, urology, endocrinology and oncology. Through our operating companies: AMS, Endo Pharmaceuticals, HealthTronics and Qualitest, Endo is dedicated to improving care through a combination of branded products, generics, devices, technology and services that creates value for patients, providers and payers alike. Learn more at www.endo.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements.  Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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